FFLC Bancorp, Inc. Holding Company for First Federal Savings Bank P.O. Box 490420 Leesburg, Florida 34749-0420 Voice (352) 787-3311 - Fax (352) 787-7206	99.1

FOR IMMEDIATE RELEASE April 15, 2005	Contact:	Stephen T.Kurtz President & CEO

FFLC BANCORP, INC., Announces Increased Net Income for the 1st Quarter and Declares Quarterly Dividend

Leesburg, Florida. FFLC Bancorp, Inc. (NASDAQ NMS: FFLC), the holding company for First Federal Savings Bank of Lake County, reported a 29% increase in net income from $2.3 million earned for the quarter ended March 31, 2004 to $2.9 million for the quarter ended March 31, 2005.

For the quarter ended March 31, 2005, basic income per share also increased 29% to $.54 per share, compared to $.42 per share for the quarter ended March 31, 2004. Net income per share on a diluted basis increased 29% to $.53 per share for the quarter ended March 31, 2005 compared to $.41 for the quarter ended March 31, 2004. Total assets grew 13% from $982.0 million at March 31, 2004 to $1.1 billion at March 31, 2005.

For the quarter ended March 31, 2005, net interest income after provision for loan losses increased 20% to $8.6 million compared to $7.2 million for the quarter ended March 31, 2004. That increase resulted primarily from a $1.9 million increase in interest income, which, in turn, was primarily due to a 14% or $121.1 million increase in average interest earning assets outstanding during the 2005 quarter compared to the 2004 quarter. In addition, the yield on interest earning assets increased from 5.89% for the 2004 quarter to 5.93% for the quarter ended March 31, 2005.

Noninterest expense increased $424,000 or 9% for the quarter ended March 31, 2005, compared to the 2004 period. That increase was primarily the result of the growth of the Company and corresponding increases in salaries and employee benefits expenses.

Stockholders’ equity increased to $86.5 million at March 31, 2005 from $84.5 million at December 31, 2004. Book value per share increased from $15.62 at December 31, 2004 to $15.98 at March 31, 2005.

DIVIDEND

On April 14, 2005, the Board of Directors declared a cash dividend of $.14 per share on the common stock, payable May 9, 2005 to shareholders of record at the close of business on April 25, 2005. The $.14 per share cash dividend represents an 8% increase over the $.13 per share paid in May 2004.

First Federal Savings Bank of Lake County conducts business in Lake, Sumter, Citrus and Marion Counties, Florida, through a network of sixteen branch offices. The stock of FFLC Bancorp, Inc. is quoted on the NASDAQ National Market System under the symbol “FFLC”. First Federal’s web site is located at http://www.1stfederal.com. FFLC Bancorp, Inc.‘s SEC filings, press releases and other supplemental information are available at the web site, in the “FFLC Bancorp” section.

PENDING MERGER

On January 14, 2005, the Company entered into a definitive agreement for the Company and First Federal Savings Bank of Lake County to be acquired by Colonial BancGroup, Inc., a bank holding company incorporated in Delaware with a subsidiary bank, Colonial Bank, N.A., operating in Alabama, Florida, Georgia, Nevada and Texas. Under the terms of the agreement, shareholders of the Company will elect to receive either 2.0 shares of Colonial stock or $42.00 in cash for each share of the Company stock they own. The cash consideration will be capped at 35% of the transaction and an over-election of cash will result in a pro rata distribution of stock. Completion of the transaction is subject to approval by the shareholders of the Company at the Annual Meeting of Shareholders to be held on May 12, 2005, and various regulatory agencies.

SELECTED FINANCIAL DATA
($ in thousands, except per share amounts)

SELECTED BALANCE SHEET DATA	At March 31 2005	At December 31 2004

Total assets	$1,109,943	$1,065,287
Deposits	$834,628	$795,160
Total gross loans receivable	$962,123	$936,822
Allowance for loan losses	$6,780	$6,492
Total stockholders' equity	$86,494	$84,492
Shares outstanding	5,412,202	5,408,287
Market price per share	$41.42	$35.10
Book value per share	$15.98	$15.62
Nonperforming loans	$2,762	$2,835
Nonperforming assets	$3,032	$3,058
Equity as a percentage of total assets	7.79%	7.93%
Interest-earning assets to interest-bearing liabilities	1.08	1.08

ASSET QUALITY RATIOS	At March 31 2005	At December 31 2004

Nonperforming assets to total assets	0.27%	0.29%
Nonperforming loans to total loans	0.29%	0.30%
Allowance for loan losses to nonperforming loans	245.47%	228.99%
Allowance for loan losses to nonperforming assets	223.61%	212.30%
Allowance for loan losses to total gross loans receivable	0.70%	0.69%

SELECTED INCOME AND OTHER DATA	For the three months ended March 31,
	2005	2004

Net interest income before provision for loan losses	$8,977	$7,550
Provision for loan losses	$349	$339
Ratio of net charge-offs to average loans	0.03%	0.09%
Net income	$2,926	$2,264
Basic net income per share	$0.54	$0.42
Diluted net income per share	$0.53	$0.41
Total gross loans originated by department:*
Residential	$35,223	$37,413
Commercial	$36,648	$37,966
Consumer	$37,208	$26,631

	$109,079	$102,010

* - Includes undisbursed amounts of construction loans and lines of credit

PERFORMANCE RATIOS (1)	For the three months ended March 31,
	2005	2004

Return on average assets	1.08%	0.94%
Return on average equity	13.53%	11.53%
Average equity to average assets	7.99%	8.17%
Noninterest expense to average assets	1.84%	1.90%
Net interest spread	3.32%	3.19%
Net interest margin	3.52%	3.36%
Operating efficiency ratio	49.72%	53.55%

(1) Ratios are annualize

FFLC Bancorp, Inc.
Consolidated Balance Sheets

($ in thousands, except per share amounts)

Assets	At March 31 2005	At December 31 2004

Cash and due from banks	$42,758	$26,348
Interest-earning deposits	54,043	38,258

Cash and cash equivalents	96,801	64,606

Securities available for sale, at market	57,111	74,513
Loans, net of allowance for loan losses of $6,780 in 2005 and $6,492 in 2004	912,604	883,980
Accrued interest receivable	4,118	3,893
Premises and equipment, net	22,247	22,522
Foreclosed assets	270	223
Federal Home Loan Bank stock, at cost	9,016	8,782
Deferred income taxes	1,671	1,496
Other assets	6,105	5,272

Total	$1,109,943	$1,065,287

Liabilities and Stockholders' Equity

Liabilities:
Non-interest bearing demand deposits	$51,774	$41,796
NOW and money-market accounts	210,958	187,487
Savings accounts	30,182	29,891
Certificates	541,715	535,986

Total deposits	834,629	795,160

Advances from Federal Home Loan Bank	153,000	153,000
Other borrowed funds	20,092	17,031
Junior subordinated debentures	5,155	5,155
Accrued expenses and other liabilities	10,573	10,449

Total liabilities	1,023,449	980,795

Stockholders' Equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized, none outstanding	0	0
Common stock, $.01 par value, 15,000,000 shares authorized, 6,415,575
in 2005 and 6,411,660 in 2004, shares issued	64	64
Additional paid-in-capital	32,409	32,353
Retained income	74,449	72,281
Accumulated other comprehensive income (loss)	(429)	(207)
Treasury stock, at cost (1,003,373 shares in 2005 and 1,003,373 shares in 2004)	(19,999)	(19,999)

Total stockholders' equity	86,494	84,492

Total	$1,109,943	$1,065,287

FFLC Bancorp, Inc.
Consolidated Statements of Income and Comprehensive Income

($ in thousands, except per share amounts)

	For the three months ended Mar. 31,
	2005	2004

Interest Income:
Loans	$14,226	$12,492
Securities	534	603
Other	341	125

Total interest income	15,101	13,220

Interest Expense:
Deposits	4,210	3,736
Borrowed funds	1,914	1,934

Total interest expense	6,124	5,670

Net interest income	8,977	7,550

Provision for loan losses	349	339

Net interest income after
provision for loan losses	8,628	7,211

Noninterest Income:
Deposit account fees	348	259
Other service charges and fees	456	450
Net gain on sales of loans held for sale	79	150
Net gain on sales of securities available for sale	56	0
Other	123	119

Total noninterest income	1,062	978

Noninterest Expense:
Salaries and employee benefits	3,003	2,660
Occupancy expense	801	702
Data processing expense	371	391
Professional services	191	132
Advertising and promotion	142	164
Other	483	518

Total noninterest expense	4,991	4,567

Income before income taxes	4,699	3,622

Income taxes	1,773	1,358

Net Income	$2,926	$2,264

Basic income per share	$0.54	$0.42

Weighted average number of shares outstanding for Basic	5,410,973	5,394,301

Diluted income per share	$0.53	$0.41

Weighted average number of shares outstanding for Diluted	5,525,928	5,488,954

Dividends per share	$0.14	$0.13

Comprehensive income *	$2,704	$2,278

*   Includes net income and change in unrealized gain (loss) on securities available for sale and derivative instruments.